Exhibit 10.3

SEVENTH AMENDMENT TO SENIOR PROMISSORY NOTE

THIS SEVENTH AMENDMENT TO SENIOR PROMISSORY NOTE (“Seventh Amendment” or “Amendment”) is entered into and effective as of October 8, 2019, by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001.  Lender and Borrower are sometimes collectively referred to herein as the “Parties.”  Capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms defined in that certain Sixth Amended and Restated Senior Promissory Note (the “Note”) dated September 18, 2019, by and between the Parties.

RECITALS

WHEREAS, Borrower and Lender previously entered into the Note evidencing Lender’s then total outstanding amount loaned to Borrower of Thirty-Three Million Seven Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($33,742,013.70) (the “Loan Amount”, as defined in the Note);

WHEREAS, in connection with such Loan Amount, Lender has a first-priority security interest in all of the assets and collateral of Borrower pursuant to an amended Security Agreement by and between Lender and Borrower, dated September 18, 2019 (“Security Agreement”);

WHEREAS, in addition to the Loan Amount, Borrower has requested from Lender an additional loan of One Million One Hundred Thousand Dollars ($1,100,000) (the “Additional Loan Amount”), and Lender desires to loan Borrower the Additional Loan Amount by amending the Note, pursuant to this Seventh Amendment, wherein such Additional Loan Amount shall also be secured, on a first priority basis, in all of the assets and collateral of Borrower pursuant to the Security Agreement; and

WHEREAS, the Parties now desire to enter into this Seventh Amendment to account for the Additional Loan Amount, and to amend and modify the Note on the terms and conditions set forth in this Seventh Amendment; however, except for as provided herein, the Note and its terms shall continue in full force and effect.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         Additional Loan Amount.  In addition to the previous total and original Loan Amount of Thirty-Three Million Seven Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($33,742,013.70) stated and owed by Borrower to Lender under the Note, as of the date hereof, Lender shall loan and advance to Borrower the Additional Loan Amount of One Million One Hundred Thousand Dollars ($1,100,000), pursuant to the loan terms of the Note (including, but not limited to, interest rate, Maturity Date, Events of Default, and all other terms and conditions therein), and the Additional Loan Amount pursuant hereto shall become a part of the total principal amount due to Lender by Borrower under the Note for a total of Thirty-Four Million Eight Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($34,842,013.70), wherein such total principal amount due by Borrower to Lender, as a result hereof, shall be referred to as the Loan Amount under the Note.

2.         Principal Due and Loan Amount.  As a result of the advance by Lender to Borrower of the Additional Loan Amount pursuant hereto, all references to the “Loan Amount” as stated in the Note shall mean the principal amount due by Borrower to Lender in the amount of Thirty-Four Million Eight Hundred Forty-Two Thousand Thirteen Dollars and Seventy Cents ($34,842,013.70).  For purposes of clarification, such principal and revised Loan Amount does not include interest accrued to date on the original Loan Amount under the Note, and nothing herein shall relieve or cancel Borrower’s obligation and responsibility to pay to Lender such accrued interest pursuant to the terms of the Note.

3.         Security Interest.  As stated in the Note and in the Security Agreement, Borrower has previously granted a security interest to Lender in all of Borrower’s assets, and any payments and obligations of the total Loan Amount (including, but not limited to the Additional Loan Amount) are secured by all of the assets of Borrower on a first-priority basis as further described in the Security Agreement between Lender and Borrower.

4.         Eligible Funds and Capital Call Round.  Due to the advance by Lender to Borrower of the Additional Loan Amount hereunder, such Additional Loan Amount shall be considered “Additional Amounts”, as defined in Section 2(c) of the Note.  As a result, as defined and described under Section 2(d) of the Note, the Additional Loan Amount under this Seventh Amendment shall be considered “Eligible Funds”, and in its sole discretion, but without any obligation to do so, Lender if it desires and at its option, may apply and credit the Additional Loan Amount hereunder towards the total Capital Investment to be made by Lender, if any, in or to Borrower pursuant to the Capital Call Round,  as defined and as further described in the Note.

5.         No Other Amendments.  Except as specifically amended herein, each of the provisions of the Note shall remain in full force and effect.  This Seventh Amendment does not extinguish the outstanding indebtedness evidenced by the Note prior to the date hereof and is not intended to be a substitution or novation of the original indebtedness under the Note or any of the other terms of the Note, which shall continue in full force and effect, except as specifically amended and restated hereby.  Additionally, this Seventh Amendment does not extinguish or modify Lender’s security interest in the assets of Borrower pursuant to the Security Agreement.

6.         Counterparts; Delivery.  This Seventh Amendment may be executed in any number of counterparts, each of which, when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Seventh Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Seventh Amendment by facsimile or other electronic imaging means shall be effective as an original.

7.         Governing Law.  This Seventh Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Seventh Amendment to Senior Promissory Note to be executed as of the date first written above.

BORROWER:

FRESHREALM, LLC

By:	/s/ Michael R. Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole
Name:	Lecil Cole
Title:	Chief Executive Officer

(Signature Page to Seventh Amendment to Senior Promissory Note)

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